As filed with the Securities and Exchange Commission on February 3, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-60763
Form S-8 Registration Statement No. 333-80317
Form S-8 Registration Statement No. 333-87673
Form S-8 Registration Statement No. 333-33170
Form S-8 Registration Statement No. 333-41110
Form S-8 Registration Statement No. 333-71338
Form S-8 Registration Statement No. 333-119553
UNDER
THE SECURITIES ACT OF 1933
BROADCOM CORPORATION
(Exact name of registrant as specified in its charter)

California (State of Incorporation)	33-0480482 (I.R.S. Employer Identification No.)
5300 California Avenue
Irvine, California 92617
(Address of principal executive offices, including zip code)
Broadcom Corporation 1998 Stock Incentive Plan
Broadcom Corporation 1998 Employee Stock Purchase Plan
Epigram, Inc. 1996 Stock Plan
Maverick Networks 1998 Stock Plan
Stock Option Grants to Three Employees of Armedia, Inc.
AltoCom, Inc. 1997 Stock Plan
HotHaus Technologies Inc. Incentive Stock Option Plan
BlueSteel Networks, Inc. 1999 Stock Incentive Plan
BlueSteel Networks, Inc. 1999 Non-Employee Stock Plan
Digital Furnace Corporation Amended and Restated Stock Incentive Plan
Stellar Semiconductor, Inc. 1999 Equity Incentive Plan
Stellar Semiconductor, Inc. 1997 Stock Option/Stock Issuance Plan
Pivotal Technologies Corp. 1998 Stock Option Plan
Broadcom Corporation 1998 Stock Incentive Plan, as Amended and Restated
Alphamosaic Limited 2004 Long Term Incentive Plan
(Full title of the plan)

Arthur Chong, Esq.	Copy to:
Executive Vice President, General Counsel and Secretary 5300 California Avenue Irvine, California 92617 (949) 926-5000	Charles K. Ruck Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 (714) 540-1235
(Name, address, including zip code, and telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):
Large Accelerated filer ☑	Accelerated filer ☐	Non-Accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES
SIGNATURES
EXHIBIT INDEX

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES
     Broadcom Corporation (the “Company”) previously registered shares of the Company’s Class A common stock, $0.0001 par value per share, and/or the Company’s Class B Common Stock, $0.0001 par value per share, under the following registration statements (the “Registration Statements”) concerning shares issuable or issued under certain employee benefit and equity plans and agreements. The Company is filing these post-effective amendments to the Registration Statements (“Post-Effective Amendments”) to deregister any securities registered and unsold under the Registration Statements and to terminate the Registration Statements. The approximate number of unsold shares is set forth below with respect to each Registration Statement under the column “approximate number of shares deregistered”. Such shares are being removed from registration and the Registration Statements are being terminated because such shares have either now expired, or been terminated, or because they are no longer available for issuance under the referenced plan.

Approximate
	Date Filed		Number of Shares	Number of
Registration	With the		Originally	Shares
No.	SEC	Name of Equity Plan or Agreement	Registered[1]	Deregistered[2]
333-60763	08/06/1998	Broadcom Corporation 1998 Stock Incentive Plan	95,690,634 Class A	0
			47,689,368 Class B	2,130,257 Class B

		Broadcom Corporation 1998 Employee Stock Purchase Plan	4,500,000 Class A	0

		Selling Shareholder	1,350,000 Class A	0
333-80317	06/09/1999	Epigram, Inc. 1996 Stock Plan	986,070 Class A	60,348 Class A
			986,070 Class B	60,348 Class B

		Maverick Networks 1998 Stock Plan	870,573 Class A	81,163 Class A
			870,573 Class B	81,163 Class B

		Stock Option Grants to Three Employees of Armedia, Inc.	15,108 Class A	9,120 Class A
			15,108 Class B	9,120 Class B
333-87673	09/23/1999	AltoCom, Inc. 1997 Stock Plan	204,720 Class A	38,344 Class A
			204,720 Class B	38,344 Class B

		HotHaus Technologies Inc. Incentive Stock Option Plan	509,157 Class A	0
509,157 Class B
333-33170	03/23/2000	Broadcom Corporation 1998 Stock Incentive Plan	14,125,353 Class A	0

		BlueSteel Networks, Inc. 1999 Stock Incentive Plan	196,587 Class A	160,425 Class A
			196,587 Class B	160,425 Class B

		BlueSteel Networks, Inc. 1999 Non-Employee Stock Plan	1,641 Class A	1,641 Class A
			1,641 Class B	1,641 Class B

		Digital Furnace Corporation Amended and Restated Stock Incentive Plan	127,886 Class A	24,025 Class A
			127,886 Class B	24,025 Class B

		Stellar Semiconductor, Inc. 1999 Equity	88,851 Class A	67,891 Class B

[1]	The number of shares originally registered have been adjusted as appropriate to reflect the following stock splits effected by the Company: 2 for 1 stock split on February 17, 1999; 2 for 1 stock split on February 11, 2000; and 3 for 2 stock split on February 21, 2006.

[2]	A “0” in this column indicates that all shares originally registered under the registration statement were issued.

Approximate
	Date Filed		Number of Shares	Number of
Registration	With the		Originally	Shares
No.	SEC	Name of Equity Plan or Agreement	Registered[1]	Deregistered[2]
		Incentive Plan	88,851 Class B	67,891 Class B

		Stellar Semiconductor, Inc. 1997 Stock Option/Stock Issuance Plan	80,472 Class A	4,373 Class A
			80,472 Class B	4,373 Class B
333-41110	07/10/2000	Broadcom Corporation 1998 Stock Incentive Plan	22,500,000 Class A	0

		Pivotal Technologies Corp. 1998 Stock Option Plan	65,114 Class A	47,977 Class A
			65,114 Class B	47,977 Class B
333-71338	10/10/2001	Broadcom Corporation 1998 Stock Incentive Plan, as Amended and Restated	37,500,000 Class A	0
333-119553	10/05/2004	Alphamosaic Limited 2004 Long Term Incentive Plan	211,812 Class A	110,938 Class A

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 3rd day of February, 2010.

BROADCOM CORPORATION
By:	/s/ Scott A. McGregor
Scott A. McGregor
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Broadcom Corporation, a California corporation, do hereby constitute and appoint Scott A. McGregor and Eric K. Brandt and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with the Registration Statements listed herein above. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the Registration Statements, to any and all amendments, both pre-effective and post-effective, and supplements to the Registration Statements, and to any and all instruments or documents filed as part of or in conjunction with the Registration Statements or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott A. McGregor Scott A. McGregor	President, Chief Executive Officer and Director (Principal Executive Officer)	February 3, 2010

/s/ Eric K. Brandt Eric K. Brandt	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 3, 2010

/s/ Robert L. Tirva Robert L. Tirva	Senior Vice President, Corporate Controller and Principal Accounting Officer	February 3, 2010

/s/ Joan L. Amble Joan L. Amble	Director	February 3, 2010

/s/ George L. Farinsky George L. Farinsky	Director	February 3, 2010

/s/ Nancy H. Handel Nancy H. Handel	Director	February 3, 2010

/s/ Eddy W. Hartenstein Eddy W. Hartenstein	Director	February 3, 2010

/s/ John E. Major John E. Major	Chairman of the Board	February 3, 2010

Signature	Title	Date

/s/ William T. Morrow William T. Morrow	Director	February 3, 2010

/s/ Robert E. Switz Robert E. Switz	Director	February 3, 2010

EXHIBIT INDEX

Exhibit
Number	Description
24.1	Power of Attorney (included on signature page)